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                                                          Exhibit 99.3


                                      April    , 1997

IBJ Schroder Bank & Trust Company
One State Street, 11th Floor
New York, New York 10004

Attention:   Corporate Trust & Agencies Division

Ladies and Gentlemen:

             TV Filme, Inc., a Delaware corporation (the "Company"), is making an offer to exchange $1,000 principal amount of its registered 12 7/8% Senior Notes due 2004 (the "Exchange Notes"), upon the terms and subject to the conditions set forth in the Prospectus, dated April , 1997 (the "Prospectus"), and in the related Letter of Transmittal (the "LT") for each $1,000 principal amount of its outstanding unregistered 12 7/8% Senior Notes due 2004 (the "Old Notes"), issued pursuant to the Indenture dated as of December 20, 1996 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee") and registrar (the "Registrar"). The offer to exchange Exchange Notes for Old Notes pursuant to the Prospectus and the LT is referred to herein as the "Exchange Offer." References hereinafter to "you" shall refer to IBJ Schroder Bank & Trust Company or your agent. Attached hereto as Exhibits A through D, respectively, are the following:

              A. The Prospectus;

              B. A form of the LT;

              C. A form of the Notice of Guaranteed Delivery (the "Notice of
                 Guaranteed Delivery"); and

              D. Form of Exchange Note.

              The Exchange Offer will commence on             , 1997 (the
"Commencement Date") and will expire at 5:00 p.m., New York City time, on
       , 1997, unless extended by the Company in its sole discretion as provided in the Exchange Offer (the last date to which the Exchange Offer is extended and on which the Exchange Offer expires is herein referred to as the "Expiration Date"). The Company will notify you in writing on the day of any extension of the Exchange Offer.

             The Company hereby appoints you, and you hereby agree, to act as the exchange agent (the "Exchange Agent") in connection with the Exchange Offer. In that capacity, you

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will, on behalf of the Company, receive Old Notes tendered and deliver
Exchange Notes pursuant to this Agreement and the LT. The parties hereto acknowledge that the Old Notes and the Exchange Notes are held in book-entry form or in certificated form and that all references to the tendering, delivery or exchange of Old Notes for Exchange Notes shall be deemed to include book-entry procedures. In carrying out your duties as the Exchange Agent in connection with the Exchange Offer, you and the Company agree as follows:

             1. You will make a request to establish an account with respect to the Old Notes at The Depository Trust Company ("DTC") within two business days after the date of this Agreement. You agree that any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes in accordance with DTC's Automated Tender Offer Program ("ATOP").

             2. On the Commencement Date, you will send by first class mail to each holder of Old Notes, as the addresses shown on the register maintained by you as Registrar under the Indenture, for use by that holder in forwarding and tendering the Old Notes to you as Exchange Agent, one copy of each of the Prospectus, the LT and the Notice of Guaranteed Delivery, along with a return envelope addressed to you as Exchange Agent. Upon request of any holder(s) of Old Notes, you are hereby authorized and directed to issue and mail additional documents to that holder of Old Notes or to the persons that holder may direct.

              3. You will examine the LTs, the certificates evidencing Old Notes, the Notices of Guaranteed Delivery and the other documents mailed or otherwise delivered to you in connection with tenders of Old Notes to ascertain whether each LT or Notice of Guaranteed Delivery has been properly completed and duly executed and whether the certificates evidencing Old Notes accompanying the LT or received pursuant to a Notice of Guaranteed Delivery are in proper form for transfer, in each case in accordance with the instructions set forth in the LT. Final determination of all questions as to the validity, form, eligibility and acceptance for exchange of any tender of Old Notes shall be made by the Company in its sole discretion, and that determination shall be final and binding. The Company has reserved in the Exchange Offer the absolute right to reject any or all tenders of Old Notes determined by it not to be timely or in proper form or the acceptance of or exchange for which may, in the opinion of the Company's counsel, be unlawful and to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of the Old Notes, and the Company's interpretation of the terms and conditions of the Exchange Offer will be final. The Company promptly shall notify you, in writing, of any such rejection or waiver.

             4. Subject to the provisions of Paragraph 3 hereof concerning the Company's ability to waive defects in the tender, Old Notes must be tendered only in accordance with the terms and conditions set forth in the LT and the section of the Prospectus under the caption "The Exchange Offer."

             (a) An exchange of Exchange Notes for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer shall be made only if:

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                    i)     you receive on or prior to the Expiration Date (A)
               certificates for such Old Notes and (B) a properly completed and duly executed LT (or facsimile thereof) relating thereto; or

                    ii) you receive on or prior to the Expiration Date electronic instructions tendering the Old Notes through the ATOP system that contain the character by which the participant at DTC acknowledges its receipt of and agrees to be bound by the LT; or

                   iii) you receive (A) a Notice of Guaranteed Delivery relating to such Old Notes from an "eligible guarantor institution" within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, on or prior to the Expiration Date and (B) certificates for such Old Notes and a properly completed and duly executed LT (or a manually signed facsimile thereof) relating thereto at or prior to 5:00 p.m., New York City time, or before the third business day after the date of execution of that Notice of Guaranteed Delivery.

             (b) An exchange shall be made only if a final determination of the adequacy of the items received, as provided in Paragraph 3 hereof, has been made by the Company and you receive written notice from the Company that the conditions of the Exchange Offer have been satisfied or waived.

             (c) You are authorized to take such actions as may be necessary and appropriate to correct any irregularities or deficiencies associated with any tender not in proper order and to follow the instructions of the Company with respect to the waiver of any irregularities or deficiencies associated with any tender.

             5. A tendering holder of Old Notes may withdraw Old Notes tendered prior to the Expiration Date as set forth in the Exchange Offer, in which event you shall, as promptly as possible after notification of that withdrawal, return such Old Notes to, or in accordance with the instructions of, that holder of Old Notes, and such Old Notes shall thereafter be deemed not to have been validly tendered. All questions as to the form and validity (including time of receipt) of notices of withdrawal shall be determined by the Company, in its sole discretion, whose determination shall be final and binding.

             6. Once each week, on the day of the week fixed by notice to you from the Company, and one each day on the Expiration Date and the four business days immediately preceding the Expiration Date, you shall advise by telephone and promptly thereafter confirm in writing to Alvaro J. Aguirre, TV Filme, Inc., c/o ITSA-Intercontinental Telecomunicacoes, Ltda., SCS Quadra 07-B1.A, Ed. Executive Tower, Sala 601, 70.300-911 Brasilia-DF, Brazil (telephone no: 011-55-61-314-9908; facsimile no: 011-55-61-323-5660) and
James Prenetta, Esq. of Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901-3229 (telephone no: (203) 351-8038; facsimile no: (203) 327-2669) as to the information on the attached Exhibit
A. You shall also provide the aforementioned persons (or any other

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persons identified to you by the aforementioned persons), with such other information as any of them may reasonably request.

             7. LTs, Notices of Guaranteed Delivery, and withdrawn tenders of Old Notes and facsimile transmissions submitted in lieu thereof pursuant to the LT and the section of the Prospectus under the caption "The Exchange Offer" shall be recorded by you as to the date and time of receipt and shall be preserved and retained by you as permanent records until you are otherwise instructed in writing by the Company. You shall match submitted Notices of Guaranteed Delivery with Old Notes tendered pursuant thereto, although you shall have no duty to enforce any Notices of Guaranteed Delivery.

              8. You shall follow and act upon any written amendments, modifications or supplements to these instructions to which you agree in writing, and upon any further instructions in connection with the Exchange Offer, any of which may be given to you by the Company or those other persons as it may authorize in writing.

             9. As soon as practicable after the Expiration Date, the Company shall notify you in writing of the tendered Old Notes, if any, which have been accepted for exchange (the "Acceptance Notice"), and that written notification shall be irrevocable. On the date specified by the Company for delivery of the Exchange Notes (the "Closing Date"), you shall deliver Exchange Notes for such tendered Old Notes on behalf of the Company. You shall thereupon mark "Cancelled" the certificates representing tendered Old Notes accepted for exchange and retain such Old Notes as Registrar under the Indenture. Upon completion of the issuance of Exchange Notes, you will promptly provide to the Company upon the written request of the Company (i) a list, certified by an authorized signatory, of the Old Notes that have been cancelled in accordance therewith, (ii) a list, certified by an authorized signatory, of the Exchange Notes that have been issued and (iii) a list, certified by an authorized signatory, of the Old Notes not tendered for exchange or tendered and withdrawn, each list to include the name and address of the former or current holder, as applicable, and the principal amount of each Old Note or Exchange Note, as applicable.

             10. If, pursuant to the provisions of the instructions to the LTs, less than the entire principal amount evidenced by any certificate delivered to you is to be tendered, you shall, promptly after the Expiration Date, and after receipt of the Acceptance Notice provided in Paragraph 9 with respect to the tendered portion, return or cause to be returned a new certificate evidencing the untendered remainder of the principal amount of the Old Note that was evidenced by the certificate to, or in accordance with the instructions of, the tendering holder of the Old Note.

             11. If, pursuant to the terms of the Exchange Offer, the Company does not accept for exchange all or any part of the tendered Old Notes, or Old Notes are tendered but withdrawn in the manner provided in the Exchange Offer, you shall promptly return to, or in accordance with the instructions of, each tendering holder of such Old Notes the certificates evidencing the principal amount of Old Notes not exchanged or, to the extent required, submit


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to the Company (through the Registrar) for reissuance to, or in accordance with the instructions of, each tendering holder of Old Notes certificates evidencing the principal amount of Old Notes not tendered or exchanged, which certificates shall be returned to you for disposition, together with a letter of notice provided by the Company, explaining why the tendered Old Notes are being returned.

             12. Certificates evidencing the Exchange Notes as well as certificates evidencing principal amounts of Old Notes not exchanged shall be forwarded in accordance with Paragraphs 10, or 11 hereof, as the case may be, by (a) first-class mail under an existing insurance policy protecting you and the Company from loss or liability arising out of the non-receipt or non-delivery of such certificates or (b) by registered mail insured separately for the replacement value of such certificates.

             13. Upon request of any person, you shall furnish copies of the Prospectus, and supplements thereto, the LTs, the Notices of Guaranteed Delivery and the other materials referred to in the Prospectus as being available to holders of Old Notes. The Company will supply you promptly with copies of those documents upon your request.

             14.    As Exchange Agent you:


             (a) shall have no duties or obligations other than those specifically set forth herein or as subsequently may be requested by the Company in writing and agreed to in writing by you, and no implied duties or obligations shall be read into this Agreement against you;

             (b) shall not be required to refer to any documents for the performance of your obligations hereunder other than this Agreement, the LT and the section of the Prospectus under the caption "The Exchange Offer";

             (c) will be regarded as making no representations and having no responsibilities as to the validity, accuracy, sufficiency, value or genuineness of (i) any certificates evidencing Old Notes deposited with you pursuant to the Exchange Offer and (ii) any signatures or endorsements, other than its own and will not be required to and will make no representations or have any responsibility as to the validity, sufficiency, value or genuineness of (x) the Exchange Offer or the Exchange Notes and (y) any signature or endorsement, other than your own;

             (d) will be regarded as making no representations and having no responsibilities as to the validity or accuracy of any documents prepared by the Company in the Exchange Offer, including without limitation, the Prospectus, the LT and the Notice of Guaranteed Delivery;

             (e) shall not be required to initiate any legal action hereunder that might in your reasonable judgment involve any expense or liability to you except upon written

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      instructions of the Company and then only if you have been furnished by the Company with such indemnity as shall be reasonably satisfactory to you;

             (f) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telex, telegram, facsimile transmission or other document delivered to you and reasonably believed by you to be genuine and to have been signed by the proper party or parties;

             (g) may rely on and shall be protected in acting upon written or oral instructions from the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Vice President or the Secretary of the Company (each, an "Authorized Officer"), or such other person or persons as may be designated by the Company in writing, with respect to any matter relating to your actions as Exchange Agent specifically covered by this Agreement or supplementing or qualifying any such actions;

             (h) may consult with counsel satisfactory to you (including counsel for the Company) and the written advice or opinion of that counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with the advice or opinion of that counsel;

             (i) shall not at any time advise or be called upon to advise any person as to the wisdom of making any tender pursuant to the Exchange Offer, the market value or decline or appreciation in market value of the Old Notes or the Exchange Notes, or any other financial or legal aspect of the Exchange Offer or any transaction related thereto;

             (j) shall be entitled, in the event that conflicting claims are made, or threatened, against you with respect to the Exchange Offer, to institute an interpleader action in any court of competent jurisdiction requesting that court to resolve the conflicting claims;

             (k) shall not be bound by any notice or demand, or any waiver or modification of this Agreement or any of the terms hereof, unless evidenced in writing delivered to the Exchange Agent signed on behalf of the Company by an Authorized Officer and, if the Exchange Agent's duties or rights are affected, unless the Exchange Agent shall agree to the same in writing;

             (l) shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Exchange Agent does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by the Exchange Agent to be taken or omitted, in good faith or in the exercise of the Exchange Agent's best judgment, in reliance upon such assumption;

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             (m)    shall not be liable for anything which you may do or
      refrain from doing in connection with this Agreement except for your gross negligence, bad faith, or willful misconduct in connection with your obligations hereunder; and

             (n) shall have no duty to enforce any obligation of any person to make delivery, or to direct or cause any delivery to be made, or to enforce any obligation of any person to perform any other act.

             15. You hereby agree that all securities, money, assets and property (collectively, the "Property") deposited with or received by you as Exchange Agent constitute a special, segregated account, held solely for the benefit of the Company and holders of Old Notes tendering in the Exchange Offer, as their interests may appear, and the Property shall not be commingled with the securities, money, assets or property of you or any other person or entity.

             16. In performing and carrying out your duties and responsibilities under this Agreement, you may employ and utilize such agents and employees as you in your sole discretion deem necessary, advisable or desirable to carry out the purpose and intent of this Agreement. For services rendered as Exchange Agent hereunder, you shall be entitled to a fee of $
    . In addition, you shall be reimbursed promptly upon written request for your reasonable disbursements and out-of-pocket expenses, including all reasonable fees and expenses of your counsel. The failure of the Exchange Offer in its entirety or in part or as to any particular holder of Old Notes shall in no event affect your entitlement to your fees under this Agreement.

             17. The Company covenants and agrees to indemnify and to hold you harmless against any and all costs, expenses (including reasonable fees and expenses of your legal counsel), losses or damages which may be paid, incurred or suffered by you or to which you may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from your actions or inactions as Exchange Agent pursuant hereto; provided that such covenant and agreement does not extend to, and you shall not be indemnified and held harmless with respect to, such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your gross negligence, bad faith, or willful misconduct in connection with your obligations under this Agreement.

             18. All reports, notices and other communications required or permitted hereunder (other than the telephonic advice required by Paragraph 6 and except as otherwise provided herein), shall be in writing, and shall be deemed given when delivered by hand, telegram, telex, facsimile transmission or first-class mail, postage prepaid, as follows:

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                    To the Exchange Agent:

                    IBJ Schroder Bank & Trust Company
                    One State Street
                    New York, New York 10004
                    Attention:   Reorganization Operations
                                          Department
                    Telephone: (212) 858-2103
                    Facsimile: (212) 858-2611

                    With a copy to:

                    IBJ Schroder Bank & Trust Company
                    One State Street
                    New York, New York 10004
                    Attention:   Corporate Trust & Agencies
                                 Administration
                    Telephone: (212) 858-2815
                    Facsimile: (212) 858-2952

                    To the Company:

                    TV Filme, Inc. c/o ITSA-Intercontinental Telecomunicacoes,
                       Ltda.
                    SCS, Quadra 07-B1.A
                    Ed. Executive Tower, Sala 601
                    70.300-911 Brasilia-DF
                    Brazil
                    Attention:   Alvaro J. Aguirre
                    Telephone: 011-55-61-314-9908
                    Facsimile: 011-55-61-323-5660

                    With a copy to:
                    Kelley Drye & Warren LLP
                    Two Stamford Plaza
                    281 Tresser Boulevard
                    Stamford, CT 06901-3229
                    Attention:   James P. Prenetta, Esq.
                    Telephone: (203) 351-8038
                    Facsimile: (203) 327-2669

             19. This Agreement and your appointment as Exchange Agent hereunder shall be construed and enforced in accordance with the laws of the State of New York, is performable

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in New York, New York, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto; PROVIDED, HOWEVER, that no assignment by the Company shall affect the Exchange Agent's rights under Paragraphs 16 and 17 hereof. This Agreement may not be assigned by you without the prior written consent of the Company. Any inconsistency between this Agreement and the LT, as each such document may from time to time be amended or supplemented, shall be resolved in favor of the LT, except with respect to the duties, liabilities and indemnification of you as Exchange Agent.

             20. The relationship between you and the Company described in this Agreement is that of agent and principal and nothing herein shall be deemed to constitute you as trustee for or cause you to owe any fiduciary duty to the holders of Old Notes or Exchange Notes or to impose any obligation on you other than as stated herein.

             21. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same agreement. This Agreement may only be amended, modified or supplemented in a writing signed by each party hereto.

             22. Upon the first to occur of (a) the completion of your duties hereunder or (b) termination of the Exchange Offer, your designation as Exchange Agent and your obligations hereunder will terminate at the close of business on said date. The provisions of Paragraph 16 shall survive the termination of this Agreement and shall continue in full force and effect.

             Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

                                      TV FILME, INC.

                                      By:
                                          ---------------------------
                                      Name:
                                      Title:

Accepted as of April , 1997

IBJ SCHRODER BANK & TRUST COMPANY,
as Exchange Agent

By:
    --------------------------------
Name:
Title:

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                                   EXHIBIT A

                              SAMPLE REPORT LETTER

                                                      Date:

                                                      Report Number:

                                                      As of Date:

      Re:    Offer of TV Filme, Inc. (the "Company") to
             Exchange $140,000,000 of its 12 7/8% Senior Notes
             Due 2004 Which Have Been Registered Under the
             Securities Act of 1933 for $140,000,000 of its Outstanding 12 7/8% Senior Notes Due 2004 ("Old Notes")

Ladies and Gentlemen:

         As Exchange Agent for the Exchange Offer (as described in the Company's Prospectus dated April , 1997), we hereby render the following report:

         Principle amount of Old Notes previously received:_____________________

         Principle amount of Old Notes received today:__________________________

         Total principal amount of Old Notes received to date:__________________

                                      VERY TRULY YOURS,

                                      IBJ Schroder Bank & Trust Company,
                                             as Exchange Agent

                                      By:
                                         -------------------------------
                                      Name:
                                      Title:

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